Exhibit (d)(1)(xiii)

AMENDMENT NO. 13

TO THE

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 13 effective May 1, 2025 (Amendment No. 13”), to the Amended and Restated Investment Advisory Agreement dated July 16, 2020 (“Agreement”) between EQ Advisors Trust, a Delaware statutory trust (“Trust”), and Equitable Investment Management Group, LLC, a limited liability company organized in the State of Delaware (“Adviser”).

WHEREAS, the Trust and Adviser desire to update the Agreement to modify the compensation payable to the Adviser with respect to the ATM Portfolios and the following Index Portfolios: 1290 VT Convertible Securities Portfolio, 1290 VT Natural Resources Portfolio, 1290 VT Real Estate Portfolio, 1290 VT Socially Responsible Portfolio, EQ/Common Stock Index Portfolio, EQ/Equity 500 Index Portfolio, EQ/International Equity Index Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value Index Portfolio, EQ/Mid Cap Index Portfolio, and EQ/Small Company Index Portfolio.

NOW THEREFORE, the Trust and Adviser agree to modify and amend the Agreement as follows:

Appendix B. Appendix B to the Agreement, which sets forth the fees payable to the Adviser with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Brian Walsh		Kenneth Kozlowski
	Chief Financial Officer and		Executive Vice President and Chief
	Treasurer		Investment Officer

1

APPENDIX A

AMENDMENT NO. 13

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

Portfolios

1290 VT Convertible Securities Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio
1290 VT Equity Income Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio
1290 VT GAMCO Small Company Value Portfolio
1290 VT High Yield Bond Portfolio
1290 VT Micro Cap Portfolio
1290 VT Moderate Growth Allocation Portfolio
1290 VT Multi-Alternative Strategies Portfolio
1290 VT Natural Resources Portfolio
1290 VT Real Estate Portfolio
1290 VT Small Cap Value Portfolio
1290 VT SmartBeta Equity ESG Portfolio
1290 VT Socially Responsible Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
EQ/2000 Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio
EQ/AB Dynamic Growth Portfolio
EQ/AB Dynamic Moderate Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio
EQ/AB Small Cap Growth Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio
EQ/Aggressive Growth Strategy Portfolio
EQ/All Asset Growth Allocation Portfolio
EQ/American Century Mid Cap Value Portfolio
EQ/American Century Moderate Growth Allocation Portfolio
EQ/Balanced Strategy Portfolio
EQ/Capital Group Research Portfolio
EQ/ClearBridge Large Cap Growth ESG Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio
EQ/Common Stock Index Portfolio
EQ/Conservative Growth Strategy Portfolio
EQ/Conservative Strategy Portfolio
EQ/Core Bond Index Portfolio
EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio
EQ/Fidelity Institutional AM® Large Cap Portfolio
EQ/Franklin Moderate Allocation Portfolio
EQ/Franklin Rising Dividends Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio
EQ/Global Equity Managed Volatility Portfolio
EQ/Goldman Sachs Growth Allocation Portfolio
EQ/Goldman Sachs Mid Cap Value Portfolio
EQ/Goldman Sachs Moderate Growth Allocation Portfolio
EQ/Growth Strategy Portfolio
EQ/Intermediate Corporate Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Core Managed Volatility Portfolio
EQ/International Equity Index Portfolio
EQ/International Managed Volatility Portfolio
EQ/International Value Managed Volatility Portfolio
EQ/Invesco Comstock Portfolio
EQ/Invesco Global Portfolio
EQ/Invesco Global Real Assets Portfolio
EQ/Invesco Moderate Allocation Portfolio
EQ/Invesco Moderate Growth Allocation Portfolio
EQ/Janus Enterprise Portfolio
EQ/JPMorgan Growth Allocation Portfolio
EQ/JPMorgan Growth Stock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core Managed Volatility Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Growth Managed Volatility Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Large Cap Value Managed Volatility Portfolio
EQ/Lazard Emerging Markets Equity Portfolio
EQ/Long-Term Bond Portfolio
EQ/Loomis Sayles Growth Portfolio
EQ/MFS International Growth Portfolio
EQ/MFS International Intrinsic Value Portfolio
EQ/MFS Mid Cap Focused Growth Portfolio

2

EQ/MFS Technology Portfolio
EQ/MFS Utilities Series Portfolio
EQ/Mid Cap Index Portfolio
EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Moderate Growth Strategy Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Real Return Portfolio
EQ/PIMCO Total Return ESG Portfolio
EQ/PIMCO Ultra Short Bond Portfolio

EQ/Aggressive Allocation Portfolio
EQ/Conservative Allocation Portfolio
EQ/Conservative-Plus Allocation Portfolio
EQ/Core Plus Bond Portfolio
EQ/Moderate Allocation Portfolio
EQ/Moderate-Plus Allocation Portfolio
Target 2015 Allocation Portfolio
Target 2025 Allocation Portfolio
Target 2035 Allocation Portfolio
Target 2045 Allocation Portfolio
Target 2055 Allocation Portfolio

EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Health Sciences Portfolio
EQ/Ultra Conservative Strategy Portfolio
EQ/Value Equity Portfolio
EQ/Wellington Energy Portfolio
Equitable Conservative Growth MF/ETF Portfolio
Equitable Growth MF/ETF Portfolio
Equitable Moderate Growth MF/ETF Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 13

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

The Trust shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Next $2 Billion	Next $2 Billion	Thereafter
1290 VT Convertible Securities	0.500%	0.450%	0.425%	0.400%	0.375%
1290 VT Natural Resources	0.500%	0.450%	0.425%	0.400%	0.375%
1290 VT Real Estate	0.500%	0.450%	0.425%	0.400%	0.375%
1290 VT Socially Responsible	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Common Stock Index	0.350%	0.300%	0.275%	0.250%	0.225%
EQ/Equity 500 Index	0.250%	0.200%	0.175%	0.150%	0.125%
EQ/International Equity Index	0.400%	0.350%	0.325%	0.300%	0.275%
EQ/Large Cap Growth Index	0.350%	0.300%	0.275%	0.250%	0.225%
EQ/Large Cap Value Index	0.350%	0.300%	0.275%	0.250%	0.225%
EQ/Mid Cap Index	0.350%	0.300%	0.275%	0.250%	0.225%
EQ/Small Company Index	0.250%	0.200%	0.175%	0.150%	0.125%

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Next $2 Billion	Thereafter
EQ/Core Bond Index	0.350%	0.300%	0.275%	0.250%
EQ/Intermediate Corporate Bond	0.350%	0.300%	0.275%	0.250%
EQ/Intermediate Government Bond	0.350%	0.300%	0.275%	0.250%
EQ/Long-Term Bond	0.350%	0.300%	0.275%	0.250%

(as a percentage of average daily net assets)
ETF Portfolios	First $2 Billion	Next $4 Billion	Thereafter
1290 VT Multi-Alternative Strategies	0.500%	0.450%	0.425%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT Equity Income	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT GAMCO Mergers & Acquisitions	0.900%	0.850%	0.825%	0.800%	0.775%
1290 VT GAMCO Small Company Value	0.750%	0.700%	0.675%	0.650%	0.625%

(as a percentage of average daily net assets)
Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT SmartBeta Equity ESG	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/American Century Mid Cap Value	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Capital Group Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/ClearBridge Large Cap Growth ESG	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Fidelity Institutional AM® Large Cap	0.540%	0.500%	0.475%	0.450%	0.425%
EQ/Franklin Rising Dividends	0.600%	0.550%	0.510%	0.490%	0.475%
EQ/Goldman Sachs Mid Cap Value	0.770%	0.750%	0.725%	0.680%	0.670%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Global	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Invesco Global Real Assets	0.735%	0.700%	0.675%	0.650%	0.625%
EQ/Janus Enterprise	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/JPMorgan Growth Stock	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lazard Emerging Markets Equity	1.000%	0.950%	0.925%	0.900%	0.875%
EQ/Loomis Sayles Growth Portfolio	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/MFS International Growth	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS International Intrinsic Value	0.860%	0.820%	0.700%	0.700%	0.700%
EQ/MFS Mid Cap Focused Growth	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Technology	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/MFS Utilities Series	0.730%	0.700%	0.670%	0.650%	0.625%
EQ/T. Rowe Price Health Sciences	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Value Equity	0.560%	0.540%	0.520%	0.500%	0.475%
EQ/Wellington Energy	0.850%	0.800%	0.775%	0.750%	0.725%

(as a percentage of average daily net assets)
Allocation Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT Moderate Growth Allocation	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AB Dynamic Aggressive Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/American Century Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Franklin Moderate Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Goldman Sachs Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Goldman Sachs Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Invesco Moderate Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Invesco Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/JPMorgan Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%

(as a percentage of average daily net assets)
Pactive Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
1290 VT Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)
Pactive Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Pactive Volatility Managed Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Next $2.5 Billion	Thereafter
EQ/ClearBridge Select Equity Managed Volatility	0.700%	0.665%	0.635%	0.610%	0.560%	0.540%
EQ/Franklin Small Cap Value Managed Volatility	0.700%	0.665%	0.635%	0.610%	0.560%	0.540%
EQ/Global Equity Managed Volatility	0.740%	0.720%	0.690%	0.665%	0.615%	0.590%
EQ/International Core Managed Volatility	0.600%	0.575%	0.550%	0.525%	0.475%	0.450%
EQ/International Value Managed Volatility	0.600%	0.575%	0.550%	0.525%	0.475%	0.450%
EQ/Large Cap Core Managed Volatility	0.500%	0.475%	0.450%	0.425%	0.375%	0.350%
EQ/Large Cap Growth Managed Volatility	0.500%	0.475%	0.450%	0.425%	0.375%	0.350%
EQ/Large Cap Value Managed Volatility	0.500%	0.475%	0.450%	0.425%	0.375%	0.350%
EQ/Mid Cap Value Managed Volatility	0.550%	0.525%	0.500%	0.475%	0.425%	0.400%

(as a percentage of average daily net assets)
Pactive Fixed Income Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT High Yield	0.600%	0.580%	0.560%	0.540%	0.530%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT DoubleLine Opportunistic Bond	0.600%	0.575%	0.550%	0.530%	0.520%
EQ/AB Short Duration Government Bond	0.450%	0.430%	0.410%	0.390%	0.380%
EQ/Core Plus Bond	0.600%	0.580%	0.560%	0.540%	0.530%
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%
EQ/PIMCO Real Return	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/PIMCO Total Return ESG	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/PIMCO Ultra Short Bond	0.500%	0.475%	0.450%	0.430%	0.420%

(as a percentage of average daily net assets)
ATM Portfolios	First $2 Billion	Next $2 Billion	Next $2 Billion	Next $6 Billion	Next $2 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
ATM Large Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
ATM Mid Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
ATM Small Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
EQ/2000 Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
EQ/400 Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
EQ/500 Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%
EQ/International Managed Volatility	0.450%	0.425%	0.400%	0.350%	0.325%	0.300%

(as a percentage of average daily net assets)
Strategic Allocation Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $4 Billion	Next $3 Billion	Thereafter
EQ/Aggressive Growth Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Balanced Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Conservative Growth Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Conservative Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Growth Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Moderate Growth Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Ultra Conservative Strategy	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%

(as a percentage of average daily net assets)
Classic Allocation Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $4 Billion	Next $3 Billion	Thereafter
EQ/Aggressive Allocation	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Conservative Allocation	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Conservative-Plus Allocation	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Moderate Allocation	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%
EQ/Moderate-Plus Allocation	0.100%	0.0925%	0.0900%	0.0875%	0.0825%	0.0800%

(as a percentage of average daily net assets)
EQ/All Asset Growth Allocation	0.100%

(as a percentage of average daily net assets)
	First $2 Billion	Next $2 Billion	Next $2 Billion	Next $3 Billion	Thereafter
Equitable Growth MF/ETF	0.1500%	0.1425%	0.1400%	0.1375%	0.1350%
Equitable Moderate Growth MF/ETF	0.1500%	0.1425%	0.1400%	0.1375%	0.1350%
Equitable Conservative Growth MF/ETF	0.1500%	0.1425%	0.1400%	0.1375%	0.1350%

(as a percentage of average daily net assets)
	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/AB Sustainable U.S. Thematic	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Target Date Portfolios
Target 2015 Allocation	0.10%
Target 2025 Allocation	0.10%
Target 2035 Allocation	0.10%
Target 2045 Allocation	0.10%
Target 2055 Allocation	0.10%